UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2016

ZOSANO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-179130	46-0525801
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant.

On May 10, 2016, the Board of Directors of Zosano Inc. (the "Company") appointed Marcum LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016.

On April 6, 2016, the Company's former independent registered public accounting firm, Weinberg & Baer LLC (Weinberg & Baer), declined to stand for re-election due to public company partner rotation requirements.

The audit reports of Weinberg & Baer on the Company's financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to the uncertainty, audit scope or accounting principles, except that the audit report stated that there was substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent period through April 6, 2016, the date of Weinberg & Baer's resignation, there were no disagreements with Weinberg & Baer on any matter of accounting principles or practices, financial statement disclosure and auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg & Baer, would cause Weinberg & Baer to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such periods.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 6, 2016, Weinberg & Baer's resignation, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K), other than previously reported in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 (the "2015 Form 10-K") and December 31, 2014 (the "2014 Form 10-K"). As of each of December 31, 2015 and 2014, material weaknesses existed in the Company's internal control over financial reporting related to the fact that we did not maintain an accounting function due to the nature of operations as a shell company. We did not have adequate policies and procedures in place to ensure the timely, effective review of estimates, assumptions and account reconciliations and analysis as well as to ensure and maintain effective disclosure controls. The material weaknesses and the Company's remediation efforts are further described in Item 9A to the 2015 Form 10-K and 2014 Form 10-K. These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K. The Board of Directors has discussed these material weaknesses with Weinberg & Baer LLC, and has authorized Weinberg & Baer to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

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The Company has provided Weinberg & Baer with a copy of the disclosures in this Current Report on Form 8-K and requested that Weinberg & Baer furnish to the Company a letter addressed to the Commission stating whether they agree with the above statements and, if not, stating the respects in which they do not agree. A copy of this letter is dated May 11, 2016 is attached as Exhibit 16.1 hereto.

During the fiscal years December 31, 2015 and 2014 and the subsequent interim period prior to engaging Marcum, neither the Company nor anyone on its behalf has consulted with Marcum regarding (i) the application of accounting principles to specific transactions, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements and, in the case of either (i) or (ii), a written report or oral advice that Marcum concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter to the Securities and Exchange Commission from Weinberg & Baer LLC, dated May 11, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO, INC.

Dated: May 12, 2016	By:	/s/ Konstantinos Alataris. Ph.D.
	Name:	Konstantinos Alataris. Ph.D.
	Title:	President and Chief Executive Officer

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